Exhibit 99.1

May 4, 2026	Analyst Contact:	Erin Dailey 918-947-7441
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Announces First Quarter 2026 Financial Results; Affirms 2026 Financial Guidance

Declares Second Quarter Dividend

Analyst call and webcast scheduled tomorrow, May 5 at 11 a.m. EDT

TULSA, Okla. - May 4, 2026 - ONE Gas, Inc. (NYSE: OGS) today announced its first quarter 2026 financial results, affirmed its 2026 financial guidance and declared its quarterly dividend.

“Our positive performance through a historically warm winter underscores the resilience of our business model and our ability to drive long‑term value while sustaining customer affordability,” said Robert S. McAnnally, chief executive officer. “We are confident in our strategic plan and remain on track to achieve our 2026 financial guidance.”

FINANCIAL RESULTS & HIGHLIGHTS

•First quarter 2026 net income was $128.7 million, or $2.04 per diluted share, compared with $119.4 million, or $1.98 per diluted share, in the same period last year;
•First quarter 2026 adjusted net income was $133.4 million, or $2.11 per diluted share, compared with $120.1 million, or $1.99 per diluted share, in the same period last year;
•While weather across the Company's service areas was 20.5 percent warmer than normal and 24.6 percent warmer than the prior year, the impact on operating income was tempered by weather normalization mechanisms;
•In February 2026, the Company entered into an at-the-market equity distribution agreement under which it may issue and sell shares of common stock with an aggregate offering price up to $225 million;
•For the ninth consecutive year, ONE Gas was awarded the American Gas Association Safety Achievement Award for excellence in employee safety; and
•The board of directors declared a quarterly dividend of $0.68 per share ($2.72 annualized), payable on June 2, 2026, to shareholders of record at the close of business on May 18, 2026.
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ONE Gas Announces First Quarter Financial Results
May 4, 2026

FIRST QUARTER 2026 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $189.6 million in the first quarter, compared with $180.5 million in the first quarter 2025, which primarily reflects an increase of $27.3 million from new rates.

This increase was partially offset by:

•an increase of $6.8 million in employee-related costs due, in part, to planned investments in the Company’s workforce;
•an increase of $1.3 million in outside services; and
•a decrease of $8.9 million in revenue due to lower sales and transport volumes, net of the impact of weather normalization mechanisms.

Excluding interest related to KGSS-I securitized bonds, net interest expense decreased $3.0 million for the three months ending March 31, 2026. The decrease in interest expense is primarily due to commercial paper borrowings at lower rates and the implementation of Texas House Bill 4384.

Income tax expense includes a credit for amortization of the regulatory liability associated with excess deferred income taxes (EDIT) of $9.5 million and $8.1 million for the three months ended March 31, 2026, and 2025, respectively.

Capital expenditures and asset removal costs were $169.6 million for the first quarter 2026 compared with $177.7 million in the same period last year, primarily representing expenditures for system integrity and extension of service to new areas.

REGULATORY ACTIVITIES UPDATE

In April 2026, Kansas House Bill 2435 was signed into law, amending the Gas System Reliability Surcharge (GSRS) statute effective July 1, 2026. The amendment expands the qualifying infrastructure investments eligible for recovery to include all utility plant investments (excluding allocated corporate costs other than cyber-security related investments), increases the maximum monthly residential surcharge to $1.35 from $0.80 and provides added filing flexibility by allowing one GSRS filing per calendar year, rather than once every 365 days.

In March 2026, Texas Gas Service made a Gas Reliability Infrastructure Program filing for all customers requesting a $36.9 million revenue increase to be effective in July 2026.

In February 2026, Oklahoma Natural Gas filed its annual Performance-Based Rate Change application for the test year ended December 2025. The filing includes a requested $28.7 million base rate revenue increase, $2.6 million energy efficiency incentive and $14.4 million of estimated EDIT to be credited to customers in 2027. A hearing is scheduled for June 11, 2026. Rates may be implemented subject to refund on June 26, 2026.

2026 FINANCIAL GUIDANCE

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ONE Gas Announces First Quarter Financial Results
May 4, 2026

ONE Gas affirmed the financial guidance it issued on Dec. 1, 2025, as supplemented on Feb. 18, 2026. For 2026, net income is expected to be in the range of $294 million to $302 million, or $4.65 to $4.77 per diluted share, while adjusted net income is expected to be in the range of $306 million to $314 million, or $4.83 to $4.95 per diluted share. The Company continues to expect long-term GAAP and adjusted net income growth of 7 to 9 percent and GAAP and adjusted net income per diluted share growth of 5 to 7 percent, consistent with its established five-year financial outlook.

Capital investments, including asset removal costs, are expected to be approximately $800 million in 2026. Capital investments for extensions to new customers are expected to be approximately $230 million.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will host a conference call on Tuesday, May 5, 2026, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 800-715-9871, passcode 3280987, or log on to www.onegas.com/investors and select Events and Presentations.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 1-800-770-2030, passcode 3280987.

NON-GAAP DISCLOSURE STATEMENT

This news release includes financial results and guidance for ONE Gas with respect to adjusted net income and adjusted net income per share, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Adjusted net income and adjusted net income per share are calculated as GAAP net income plus the deferral of an equity portion of a carrying cost attributable to shareholders’ investment capitalized for regulatory purposes but not for financial reporting purposes. These carrying costs relate to property, plant and equipment that has been placed in service, but not yet reflected in base rates. Adjusted net income and adjusted net income per share should not be considered in isolation or as a substitute for GAAP net income or GAAP earnings per share.

Management believes these non‑GAAP measures provide useful information because they offer a more complete view of our overall regulatory economics, reflect the period-specific effects of certain regulatory mechanisms designed to mitigate regulatory lag associated with property, plant and equipment placed in service prior to regulatory action, and reflect the impact of regulatory timing differences that arise under the Company’s rate-setting framework. These adjustments, net of applicable tax effects, are expected to recur as a result of the Company’s regulatory framework and are a consistent part of our earnings profile. A reconciliation of the Company’s GAAP net income and GAAP earnings per share to adjusted net income and adjusted net income per share is provided in the Appendix.

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ONE Gas Announces First Quarter Financial Results
May 4, 2026

ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange and the NYSE Texas under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, costs, liquidity, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•our ability to recover costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates or other recovery mechanisms;
•cyber-attacks, which, according to experts, continue to increase in volume and sophistication, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee, vendor, counterparty, or Company information; further, increased remote working arrangements have required enhancements and modifications to our information technology infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;
•our ability to manage our operations and maintenance costs;
•changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;
•the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;
•the length and severity of a pandemic or other health crisis which could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;
•competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;
•adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of severe storms in the territories in which we operate, climate change, and the related effects on supply, demand, and costs;
•indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;
•our ability to secure reliable, competitively priced and flexible natural gas transportation, storage, and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;
•our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;
•operational and mechanical hazards or interruptions;
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ONE Gas Announces First Quarter Financial Results
May 4, 2026

•adverse labor relations;
•the effectiveness of our strategies to reduce earnings lag, revenue protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness and interest rate risk;
•the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;
•our ability to obtain capital on commercially reasonable terms, or on terms acceptable to us, or at all;
•limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;
•cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;
•changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;
•actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;
•changes in inflation and interest rates;
•our ability to recover the costs of upstream transportation, storage, and natural gas purchased for our customers and any related financing required to support our purchase of natural gas supply;
•impact of potential impairment charges;
•volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;
•possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;
•payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;
•changes in existing or the addition of new environmental, safety, tax, cybersecurity and other laws or regulations to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;
•the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;
•the uncertainty of estimates, including accruals and costs of environmental remediation;
•advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;
•population growth rates and changes in the demographic patterns of the markets we serve in Oklahoma, Kansas and Texas, and economic conditions in these areas;
•acts of nature and naturally occurring disasters;
•political unrest and the potential effects of threatened or actual terrorism and war;
•the sufficiency of insurance coverage to cover losses;
•the effects of our strategies to reduce tax payments;
•changes in accounting standards;
•changes in corporate governance standards;
•existence of material weaknesses in our internal controls;
•our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;
•our ability to attract and retain talented employees, management and directors, and shortage of skilled-labor;
•unexpected increases in the costs of providing health care benefits, along with pension and postemployment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and
•our ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First Quarter Financial Results
May 4, 2026

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(Unaudited)	2026	2025
	(Thousands of dollars, except per share amounts)

Total revenues	$831,711	$935,190

Cost of natural gas	393,576	512,462

Operating expenses
Operations and maintenance	146,947	135,295
Depreciation and amortization	76,785	81,704
General taxes	24,811	25,230
Total operating expenses	248,543	242,229
Operating income	189,592	180,499
Other income (expense), net	(2,097)	518
Interest expense, net	(32,358)	(35,697)
Income before income taxes	155,137	145,320
Income taxes	(26,464)	(25,901)
Net income	$128,673	$119,419

Earnings per share
Basic	$2.05	$1.99
Diluted	$2.04	$1.98

Average shares (thousands)
Basic	62,913	60,077
Diluted	63,204	60,266

Dividends declared per share of stock	$0.68	$0.67

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ONE Gas Announces First Quarter Financial Results
May 4, 2026

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2026	2025
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$9,852,116	$9,734,150
Accumulated depreciation and amortization	2,640,623	2,611,952
Net property, plant and equipment	7,211,493	7,122,198
Current assets
Cash and cash equivalents	11,354	10,620
Restricted cash and cash equivalents	11,639	23,107
Total cash, cash equivalents and restricted cash and cash equivalents	22,993	33,727
Accounts receivable, net	405,157	461,631
Materials and supplies	92,987	97,595
Income tax receivable	55,552	55,552
Natural gas in storage	123,920	176,451
Regulatory assets	61,487	49,504
Other current assets	34,544	41,424
Total current assets	796,640	915,884
Goodwill and other assets
Regulatory assets	252,048	256,225
Securitized intangible asset, net	226,359	233,786
Goodwill	157,953	157,953
Pension and other postemployment benefits	47,175	47,012
Other assets	133,933	120,026
Total goodwill and other assets	817,468	815,002
Total assets	$8,825,601	$8,853,084

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ONE Gas Announces First Quarter Financial Results
May 4, 2026

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)

	March 31,	December 31,
(Unaudited)	2026	2025
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 62,761,990 shares at March 31, 2026; issued and outstanding 62,692,392 shares at December 31, 2025	$628	$627
Paid-in capital	2,530,435	2,530,137
Retained earnings	994,838	909,355
Accumulated other comprehensive income (loss)	(179)	4
Total equity	3,525,722	3,440,123
Other long-term debt, excluding current maturities, net of issuance costs	2,133,350	2,133,018
Securitized utility tariff bonds, excluding current maturities, net of issuance costs	206,970	223,020
Total long-term debt, excluding current maturities, net of issuance costs	2,340,320	2,356,038
Total equity and long-term debt	5,866,042	5,796,161
Current liabilities
Current maturities of other long-term debt, net of issuance costs	249,798	249,674
Current maturities of securitized utility tariff bonds, net of issuance costs	31,404	30,566
Notes payable	759,700	737,400
Accounts payable	137,587	222,102
Accrued taxes other than income	71,272	75,568
Regulatory liabilities	21,638	57,277
Customer deposits	54,901	52,871
Other current liabilities	75,980	106,400
Total current liabilities	1,402,280	1,531,858
Deferred credits and other liabilities
Deferred income taxes	999,420	963,874
Regulatory liabilities	441,041	451,620
Other deferred credits	116,818	109,571
Total deferred credits and other liabilities	1,557,279	1,525,065
Commitments and contingencies
Total liabilities and equity	$8,825,601	$8,853,084
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ONE Gas Announces First Quarter Financial Results
May 4, 2026

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(Unaudited)	2026	2025
	(Thousands of dollars)
Operating activities
Net income	$128,673	$119,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,785	81,704
Deferred income taxes	23,293	19,146
Share-based compensation expense	3,837	3,656
Provision for doubtful accounts	2,896	2,331
Changes in assets and liabilities:
Accounts receivable	53,578	(40,690)
Materials and supplies	4,608	3,681
Natural gas in storage	52,531	92,498
Asset removal costs	(13,081)	(11,089)
Accounts payable	(78,600)	(72,871)
Accrued taxes other than income	(4,296)	2,245
Customer deposits	2,030	(1,320)
Regulatory assets and liabilities - current	(51,927)	73,872
Regulatory assets and liabilities - noncurrent	5,894	9,425
Other assets and liabilities - current	(26,105)	(11,650)
Other assets and liabilities - noncurrent	(3,803)	7,102
Cash provided by operating activities	176,313	277,459
Investing activities
Capital expenditures	(156,533)	(166,597)
Other investing expenditures	(2,697)	(2,427)
Other investing receipts	5,130	1,179
Cash used in investing activities	(154,100)	(167,845)
Financing activities
Borrowings (repayments) of notes payable, net	22,300	(102,700)
Repayment of other long-term debt	(4)	(4)
Repayment of securitized utility tariff bonds	(15,356)	(14,547)
Dividends paid	(42,678)	(40,153)
Tax withholdings related to net share settlements of stock compensation	(4,050)	(2,559)
Construction advances	6,841	—
Cash provided by financing activities	(32,947)	(159,963)
Change in cash, cash equivalents, restricted cash and restricted cash equivalents	(10,734)	(50,349)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	33,727	78,537
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$22,993	$28,188
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$32,628	$36,268
Cash paid (received) for state income taxes	$—	$—
Cash paid (received) for federal income taxes	$—	$—

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ONE Gas Announces First Quarter Financial Results
May 4, 2026

APPENDIX
The following table reconciles the Company’s GAAP net income and GAAP earnings per share to adjusted net income and adjusted net income per share:

ONE Gas, Inc.
	Three Months Ended
	March 31,
	2026	2025
	(Thousands of dollars, except per share amounts)

Net income - GAAP	$128,673	$119,419
Other income - deferred carrying cost (a)	4,725	648
Income taxes (a)	—	—
Adjusted net income - non-GAAP	$133,398	$120,067

Earnings per share - GAAP
Basic	$2.05	$1.99
Diluted	$2.04	$1.98

Adjusted net income per share - non-GAAP
Basic	$2.12	$2.00
Diluted	$2.11	$1.99

Average shares (thousands)
Basic	62,913	60,077
Diluted	63,204	60,266
(a) The allowance for earnings on shareholders’ investment capitalized for regulatory purposes but not for financial reporting purposes applied to property, plant and equipment placed in service, but not yet reflected in rates as authorized by our regulators or state law. This increases book income but is non-taxable, creating a permanent tax difference.

ONE Gas, Inc.

2026 Financial Guidance: Reconciliation of non-GAAP to GAAP:
	Low	Mid	High
	(Thousands of dollars, except per share amounts)

Net income - GAAP	$294,000	$298,000	$302,000
Other income - deferred carrying cost (a)	11,890	11,919	12,000
Income taxes (a)	—	—	—
Adjusted net income - non-GAAP	$305,890	$309,919	$314,000

Earnings per share - GAAP
Basic	$4.67	$4.73	$4.79
Diluted	$4.65	$4.71	$4.77

Adjusted net income per share - non-GAAP
Basic	$4.86	$4.92	$4.98
Diluted	$4.83	$4.89	$4.95

Average shares (thousands)
Basic	62,995	62,995	62,995
Diluted	63,350	63,350	63,350
(a) The allowance for earnings on shareholders’ investment capitalized for regulatory purposes but not for financial reporting purposes applied to property, plant and equipment placed in service, but not yet reflected in rates as authorized by our regulators or state law. This increases book income but is non-taxable, creating a permanent tax difference.
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ONE Gas Announces First Quarter Financial Results
May 4, 2026

APPENDIX

ONE Gas, Inc.
INFORMATION AT A GLANCE

	Three Months Ended
	March 31,
(Unaudited)	2026	2025
	(Millions of dollars)
Natural gas sales	$769.9	$870.4
Transportation revenues	40.1	43.8
Securitization customer charges	11.0	11.6
Other revenues	10.7	9.4
Total revenues	$831.7	$935.2
Cost of natural gas	393.5	512.5
Operating costs	171.8	160.5
Depreciation and amortization	76.8	81.7
Operating income	$189.6	$180.5
Net income	$128.7	$119.4
Capital expenditures and asset removal costs	$169.6	$177.7

Volumes (Bcf)
Natural gas sales
Residential	44.0	58.9
Commercial and industrial	15.0	19.2
Other	0.9	1.2
Total sales volumes delivered	59.9	79.3
Transportation	59.1	65.3
Total volumes delivered	119.0	144.6

Average number of customers (in thousands)
Residential	2,138	2,125
Commercial and industrial	163	165
Other	3	3
Transportation	11	12
Total customers	2,315	2,305

Heating Degree Days
Actual degree days	4,159	5,513
Normal degree days	5,232	5,231
Percent colder (warmer) than normal weather	(21)%	5%

Statistics by State
Oklahoma
Average number of customers (in thousands)	939	934
Actual degree days	1,411	1,916
Normal degree days	1,798	1,797
Percent colder (warmer) than normal weather	(22)%	7%

Kansas
Average number of customers (in thousands)	660	659
Actual degree days	2,070	2,610
Normal degree days	2,486	2,486
Percent colder (warmer) than normal weather	(17)%	5%

Texas
Average number of customers (in thousands)	716	712
Actual degree days	678	987
Normal degree days	948	948
Percent colder (warmer) than normal weather	(28)%	4%
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